Exhibit 5.1

Date	March 23, 2018
File No.	57562V-250456

Uranium Energy Corp. 1030 West Georgia Street, Suite 1830 Vancouver, British Columbia V6E 2Y3

Attention:  Board of Directors

Dear Sirs:

Re:	Uranium Energy Corp. – Registration Statement on Form S-3

We have acted as legal counsel to Uranium Energy Corp. (the “Company”) in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”) dated March 23, 2018, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Registration Statement relates to the following shares of common stock of the Company (each, a “Share”):

•	641,574 Shares which were issued by the Company pursuant to that certain amended and restated credit agreement dated February 9, 2016 (the “Amended and Restated Credit Agreement”), and have been registered for resale by the lenders named as selling shareholders in the Registration Statement (the “Lender Selling Shareholders”); and

•	116,461 Shares which were issued by the Company pursuant to that certain US$1.33 shares for debt subscription agreement dated March 5, 2018 (the “Shares For Debt Agreement”), and have been registered for resale by the creditor named as a selling shareholder in the Registration Statement (the “Creditor Selling Shareholder”; and, together with the Lender Selling Shareholders, the “Selling Shareholders” herein).

In rendering this opinion, we have reviewed:

•	the Registration Statement dated March 23, 2018;

•	the Company’s Articles of Incorporation;

•	the Company’s Bylaws;

•	certain records of the Company’s corporate proceedings, including resolutions of the directors approving the transactions described above;

McMillan LLP ½ Royal Centre, 1055 W. Georgia St., Suite 1500, PO Box 11117, Vancouver, BC, Canada V6E 4N7 ½ t 604.689.9111 ½ f 604.685.7084

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March 23, 2018 Page 2

•	the Amended and Restated Credit Agreement entered into between the Lender Selling Shareholders and the Company;

•	the Shares For Debt Agreement entered into between the Creditor Selling Shareholder and the Company;

•	an Officer’s Certificate executed by Pat Obara, in his capacity as the Company’s Chief Financial Officer, dated March 23, 2018; and

•	such other documents as we have deemed relevant.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares held by the Selling Shareholders are validly issued, fully paid and non-assessable shares of the Company’s common stock.

Our opinion expressed herein is subject in all respects to the following assumptions, limitations and qualifications:

•	the foregoing opinion is limited to Nevada law, including all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws; we have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company;

•	we have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (iv) that the documents, in the forms submitted to us for review, have not been and will not be altered or amended in any respect; and

•	we have assumed that each of the statements made and certified in the Officer’s Certificate was true and correct when made, has at no time since being made and certified become untrue or incorrect, and remains true and correct on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm’s name in the section of the Registration Statement and the prospectus included therein entitled “Interests of Named Experts and Counsel”.

Yours truly,

/s/ McMillan LLP

McMillan LLP